UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2013

TIMIOS NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23279	52-2050585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Fairfax Drive, Suite 1200
Arlington, VA 22203
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 528-7073

Homeland Security Capital Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On September 15, 2013, Timios, Inc. (“Timios”), a wholly-owned subsidiary of Timios National Corporation, a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) with Adobe Title, LLC, a Texas limited liability company (“Adobe”),.and Adobe’s members, Geoff Henley and Hudson Henley.  Adobe provides title insurance and escrow services to lenders.

Under the terms of the Agreement, Timios acquired all of the assets and properties of, and assumed certain liabilities, from Adobe in consideration of (i) $500,000 (the “Base Purchase Price”), plus (ii) an earn-out equal to 7.25% of the Gross Revenue (as defined in the Agreement) of Adobe, up to a maximum of $3,500,000 (the “Maximum Contingent Amount”), starting approximately six months from the date of the Agreement and ending on the forty-eighth monthly anniversary of such start date (the “Earn-Out”). The Base Purchase Price consists of a cash payment equal to $200,000 and a promissory note in the principal amount of $300,000.  The cash portion of the Base Purchase Price is payable in two equal installments of $100,000 each, the first of which was paid at the closing and the second will be paid on November 30, 2013.  The promissory note (the “Note”) is in the principal amount of $300,000 and accrues interest at an annual rate of 8% compounded annually, payable in one lump sum (subject to Timios’s voluntary pre-payments, which may be made without penalty) on or before the date of the last payment under the Earn-Out is to be made.

The Agreement provides for customary representations and warranties by both parties, and provides Timios with a right to indemnification for losses arising out of (i) the breach of such representations and warranties; (ii) the failure to satisfy any covenants; (iii) the liabilities contractually excluded from the sale; (iv) the ownership of the assets acquired prior to the closing and the ownership of the assets excluded from the sale; (v) the operation of the business acquired prior to the closing; or (vi) any indebtedness of Adobe or transaction expenses of Adobe not satisfied at or prior to the closing.  Timios may make a claim for indemnification if and when it suffers losses equal at least an aggregate of  $25,000, at which time all losses, including the initial $25,000, may be claimed.  Timios’s right to indemnification is subject to a cap of $250,000 for any losses arising out of clause (i) above and up to the Maximum Contingent Amount with respect to all other losses.  Timios has a right of set-off for its losses against the Earn-Out payments.

The foregoing description of the Agreement and the Note is a summary and is qualified in its entirety by the terms of the Agreement and the Note, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

In connection with the Agreement, Adobe and Messrs. Henley also entered into a Non-Competition, Non-Solicitation and Confidentiality Agreement with Timios, pursuant to which they agreed, and will cause their affiliates to agree, for a period commencing as of the date of the Agreement until the later of (i) thirty-six months; and (ii) the full satisfaction of Timios’s Earn-Out obligations, (a) not to engage, directly or indirectly, in providing services related to title insurance and escrow services for residential and commercial real property transactions anywhere in the State of Texas, (b) not to solicit, directly or indirectly, any existing or prospective customers, clients or partners of Adobe and (c) not to solicit, directly or indirectly, any employees and service providers of Adobe.

The Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Timios, Adobe or the Company. The representations, warranties and covenants contained in the Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Timios, Adobe or the Company or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Agreement are qualified by information in a confidential disclosure schedule provided by Timios and Adobe, which is not being filed with this Current Report on Form 8-K as permitted by the rules and regulations of the Securities and Exchange Commission. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01              Financial Statements and Exhibits.

(a)        Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed no later than 71 days from the date of this Current Report on Form 8-K.

(b)        Pro forma financial information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed no later than 71 days from the date of this Current Report on Form 8-K.

(d)        Exhibits.

Exhibit
Number	Description

10.1	Asset Purchase Agreement, dated September 15, 2013, by and among Timios, Inc., Adobe Title, LLC, Geoff Henley and Hudson Henley

10.2	Promissory Note, dated September 15, 2013, issued by Timios, Inc. to Adobe Title, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIMIOS NATIONAL CORPORATION

By:	/s/ Michael T. Brigante
Name:	Michael T. Brigante
Title:	Chief Financial Officer

Date: September 18, 2013